EXHIBIT 99.1

Heritage Oaks Bancorp Announces the Retirement of Executive Vice President and General Counsel William Raver

PASO ROBLES, Calif., Sept. 10, 2014 (GLOBE NEWSWIRE) -- Heritage Oaks Bancorp (Nasdaq:HEOP) (the "Company"), parent company of Heritage Oaks Bank (the "Bank"), announced that the Company's and the Bank's Executive Vice President and General Counsel, William Raver, will retire from the Company and the Bank effective on January 9, 2015.

Simone Lagomarsino, Chief Executive Officer of the Company said, "On behalf of all of us at Heritage Oaks Bank, we would like to thank Bill for his dedication and the many contributions he made to the organization. We wish him well in his future endeavors."

Mr. Raver noted, "Over the past ten years I have had the privilege of working with dedicated and talented bankers at Heritage Oaks Bank through prosperous economic times as well as through challenging times. Today, Heritage Oaks Bank is a leader among community banks in California and I am looking forward to its continued success."

About Heritage Oaks Bancorp

With $1.6 billion in assets, Heritage Oaks Bancorp is the holding company for Heritage Oaks Bank. Heritage Oaks Bank has its headquarters and two branch offices in Paso Robles, San Luis Obispo and Santa Maria, branch offices in Arroyo Grande, Atascadero, Cambria, Templeton, Morro Bay, and Santa Barbara as well as loan production offices in Goleta and Ventura/Oxnard. Heritage Oaks Bank conducts commercial banking business in the counties of San Luis Obispo, Santa Barbara, and Ventura. Visit Heritage Oaks Bancorp on the Web at www.heritageoaksbancorp.com. By including the foregoing website address, Heritage Oaks Bancorp does not intend to and shall not be deemed to incorporate by reference any material contained therein.

Forward Looking Statements

This press release may contain "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends any such forward looking statements to be covered by the safe harbor provisions for forward looking statements. All statements other than statements of historical fact are "forward looking statements" for purposes of federal and state securities laws. Words such as "will likely result," "aims," "anticipates," "believes," "could," "estimates," "expects," "hopes," "intends," "may," "plans," "projects," "seeks," "should," "will," and variations of these words and similar expressions are intended to help identify forward-looking statements.

Forward looking statements are based on the Company's current expectations and assumptions regarding its business, the regulatory environment, the economy and other future conditions. Forward looking statements are subject to a number of risks and uncertainties that could cause the Company's actual results to differ materially and adversely from those contemplated by the forward looking statements. The Company cautions you against relying on any forward looking statements. Important factors that could cause actual results to differ materially from those in any forward looking statements, include the following: a decline in general economic conditions in those areas in which the Company operates; changes in the Company's business strategy or development plans; the Company's ability to effectively integrate Mission Community Bancorp; changes in the credit quality of our loan portfolio; economic; the Company's ability to increase profitability and sustain growth; the Company's beliefs as to the adequacy of its existing and anticipated allowance for loan and lease losses; the threat and impact of cyber-attacks on our and our third party vendors information technology infrastructure; and environmental conditions, including natural disasters such as earthquakes, droughts, landslides and wildfires, may disrupt business, impede operations, or negatively impact the values of collateral securing loans. Additional information on these risks and other factors that could affect operating results and financial condition are detailed in reports filed by the Company with the U.S. Securities and Exchange Commission. Forward looking statements speak only as of the date they are made, and the Company does not undertake to update forward looking statements to reflect circumstances or events that occur after the date the forward looking statements are made, except as may be required by law.

CONTACT: Heritage Oaks Bancorp
         Simone Lagomarsino
         (805) 369-5260